Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-138594 of our report dated March 14, 2006, relating to the consolidated financial statements of PAETEC Corp. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 14, 2006 relating to the consolidated financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

Rochester, New York

February 5, 2007